UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT

TO SECTION 13 OR 15(D) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): January 31, 2006

TRANSWITCH CORPORATION

(Exact name of registrant as specified in its charter)

DELAWARE	0-25996	06-1236189
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

Three Enterprise Drive Shelton, Connecticut 06484
(Address of principal executive offices) (Zip Code)

Registrant’s telephone number, including area code: (203) 929-8810

Not Applicable

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement

On January 31, 2006, TranSwitch Corporation (TranSwitch) announced that it has completed its acquisition of Mysticom Ltd., a privately-held developer of high-performance, low-power, multi-Gigabit Ethernet transceivers for the communications industry.

TranSwitch acquired the Israel-based company through the issuance of approximately $5 million of TranSwitch Common Stock. Upon the satisfactory achievement of stipulated revenue objectives and a positive operating cash flow over the next 12 months, TranSwitch will pay up to an additional $10 million in the form of TranSwitch stock or cash, at its option. Mysticom Ltd. will operate as a wholly owned subsidiary of TranSwitch.

TranSwitch’s press release announcing the completion of this acquisition is attached hereto as Exhibit 99.1.

Item 9.01	Financial Statements and Exhibits

(c)	Exhibits:

Exhibit No.	Description

99.1	Press Release dated January 31, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

TRANSWITCH CORPORATION

January 31, 2006	By:	/s/ Peter J. Tallian
	Name: Title:	Peter J. Tallian Senior Vice President, Chief Financial Officer and Treasurer